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                                                                    EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the attached Current Report on Form 8-K of INVESTools Inc. of our reports dated February 25, 2000, on Telescan, Inc., included in the Registration Statement on Form S-4 of INVESTools Inc (Registration No. 333-67454).


/s/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP


Certified Public Accountants
Houston, Texas
December 7, 2001